     As Filed With the Securities and Exchange Commission on April 15, 2002
                                                   Registration No. 333-________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ----------------

                               NEWPORT CORPORATION
             (Exact name of registrant as specified in its charter)

                   Nevada                              94-0849175
       (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)             Identification No.)

                   1791 Deere Avenue, Irvine, California 92606
               (Address of Principal Executive Offices) (Zip Code)

                                 ----------------

                      STOCK OPTION GRANTS OUTSIDE OF A PLAN
                            (Full title of the plan)

                                 ----------------

                             Jeffrey B. Coyne, Esq.
                        Vice President & General Counsel
                               Newport Corporation
                                1791 Deere Avenue
                            Irvine, California 92606
                     (Name and address of agent for service)

                                 (949) 863-3144
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                           Proposed Maximum
     Title of Securities           Amount To Be       Aggregate Offering Price           Amount of
       To Be Registered           Registered (1)                (2)                   Registration Fee
-------------------------------------------------------------------------------------------------------------
        Common Stock,
     $0.1167 stated value        1,087,541 shares            $3,128,701                     $288
=============================================================================================================

(1) The following stock option grants, listed below by number and exercise price, were issued outside of Registrant's stock option plans in connection with the assumption and conversion of options to purchase shares of common stock of Micro Robotics Systems, Inc., which the Registrant acquired in a merger in February 2002.

             Number of Shares        Exercise Price Per Share
             ----------------        ------------------------
                 371,292                     $1.24
                   8,841                     $1.87
                   1,206                     $2.49
                 102,478                     $3.11
                 582,824                     $3.73
                  20,900                     $7.47

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of a weighted per share exercise price of $2.8769 for the options.


                                       1
                            Exhibit Index at Page 8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed under
          Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions.

          For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     (a) The Registrant is a Nevada corporation. Section 78.7502 of the Nevada Revised Statutes provides in regard to indemnification of directors and officers that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 78.7502 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          Section 78.751 of the Nevada Revised Statutes, further provides that any discretionary indemnification under Nevada Revised Statutes 78.7502 unless ordered by a court or otherwise advanced pursuant to statute, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made either by the stockholders, by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or, under certain circumstances, by independent legal counsel in a written opinion. The statute provides that the corporate articles, bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. This right continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          Section 78.752 of the Nevada Revised Statutes, provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who may be indemnified as set forth above or whether or not the corporation has the authority to indemnify him against such liability and expenses. Provided, however, no financial arrangement made for protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

     (b) Article Tenth of the Registrant's Articles of Incorporation provides, among other things, that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, as amended from time to time.

     (c) Article VII of the Registrant's Restated Bylaws provides, among other things, that the Registrant shall indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an "agent" of the Registrant. For purposes of Article VII of the Registrant's Restated Bylaws, an "agent" includes any person: (i) who is or was a director, officer, employee or agent of the Registrant, or (ii) who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Article VII of the Registrant's bylaws also provides that the Registrant may purchase and maintain insurance on behalf of any such agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Article. The Registrant currently maintains directors' and officers' liability insurance.

     (d) The Registrant has entered into separate indemnification agreements with its directors and officers. These agreements require the Registrant, among other things, to indemnify them against liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to the best interests of the Registrant), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

          The effect of these provisions would be to permit indemnification by the Registrant of, among other liabilities, liabilities arising under the Securities Act of 1933 (the "Securities Act").

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          The following exhibits are filed as part of this Registration
Statement:

          Number    Description
          ------    -----------

             4.1    Form of Nonqualified Stock Option Agreement.

             5.1    Opinion of Stradling Yocca Carlson & Rauth, a
                    Professional Corporation, Counsel to the Registrant.

            23.1    Consent of Stradling Yocca Carlson & Rauth, a
                    Professional Corporation (included in the Opinion filed as Exhibit 5.1).

            23.2    Consent of Ernst & Young LLP, Independent Auditors.

            23.3    Consent of PricewaterhouseCoopers LLP, Independent Auditors.

            24.1 Power of Attorney (included on signature page to the Registration Statement).

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
          --------  -------
apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 15th day of April, 2002.

                                   NEWPORT CORPORATION

                                   By: /s/ ROBERT G. DEUSTER
                                      ------------------------------------------
                                      Robert G. Deuster
                                      Chairman of the Board, President and Chief
                                      Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Newport Corporation, do hereby constitute and appoint Robert G. Deuster and/or Charles F. Cargile, or either of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                      TITLE                               DATE

/s/ ROBERT G. DEUSTER                          Chairman of the Board, President and            April 15, 2002
------------------------------------------     Chief Executive Officer (Principal
Robert G. Deuster                              Executive Officer)

/s/ CHARLES F. CARGILE
------------------------------------------     Vice President and Chief Financial              April 15, 2002
Charles F. Cargile                             Officer (Principal Financial Officer)

/s/ DELIA S. VAN KAMPEN
------------------------------------------     Corporate Controller (Principal                 April 15, 2002
Delia S. Van Kampen                            Accounting Officer)


/s/ R. JACK APLIN                              Director                                        April 15, 2002
------------------------------------------
R. Jack Aplin

/s/ ROBERT L. GUYETT                           Director                                        April 15, 2002
------------------------------------------
Robert L. Guyett

/s/ KUMAR N. PATEL                             Director                                        April 12, 2002
------------------------------------------
C. Kumar N. Patel



SIGNATURE                                      TITLE                                           DATE


------------------------------------------     Director                                        April ___, 2002
Kenneth F. Potashner

/s/ WILLIAM R. RAUTH III
------------------------------------------     Director                                        April 15, 2002
William R. Rauth III

/s/ RICHARD E. SCHMIDT
------------------------------------------     Director                                        April 15, 2002
Richard E. Schmidt



                                  EXHIBIT INDEX

          Number                                         Description
         --------           -----------------------------------------------------------------
           4.1              Form of Nonqualified Stock Option Agreement.
           5.1              Opinion of Stradling Yocca Carlson & Rauth, a Professional
                            Corporation, Counsel to the Registrant.
           23.1             Consent of Stradling Yocca Carlson & Rauth, a
                            Professional Corporation (included in the Opinion
                            filed as Exhibit 5.1).
           23.2             Consent of Ernst & Young LLP, Independent Auditors.
           23.3             Consent of PricewaterhouseCoopers LLP, Independent Auditors.
           24.1             Power of Attorney (included on signature page to the Registration
                            Statement).